Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:

(Investor Relations)	(Corporate Press)
Nicole Shevins	Alan Lewis
Senior Vice President	Vice President
Investor Relations & Corporate Communications	Corporate Communications & Public Affairs
Take-Two Interactive Software, Inc.	Take-Two Interactive Software, Inc.
(646) 536-3005	(646) 536-2983
Nicole.Shevins@take2games.com	Alan.Lewis@take2games.com

Take-Two Interactive Software, Inc. Reports Results for Fiscal First Quarter 2024

$1.20 billion Net Bookings, with outperformance of Grand Theft Auto Online and Grand Theft Auto V, and NBA 2K23

Company updates GAAP outlook for fiscal 2024

Company reiterates Net Bookings outlook for fiscal 2024 of $5.45 to $5.55 billion

New York, NY – August 8, 2023 – Take-Two Interactive Software, Inc. (NASDAQ:TTWO) today reported results for the first quarter of its fiscal year 2024, ended June 30, 2023. First quarter results include the Company's combination with Zynga, which closed on May 23, 2022, and affects the comparability of its results relative to last year. For further information, please see the first quarter fiscal 2024 results slide deck posted to the Company’s investor relations website at take2games.com/ir.

Management Comments

"We had a strong start to the fiscal year and achieved Net Bookings of $1.2 billion, which was at the high end of our expectations. Our performance was led by our catalog of iconic, industry-leading intellectual properties, which continues to resonate with our player communities worldwide," said Strauss Zelnick, Chairman and CEO of Take-Two.

"Our core business trends remain healthy, and we are reiterating our prior guidance of $5.45 to $5.55 billion in Net Bookings for Fiscal 2024. Our teams are making excellent progress on our strategic focus areas, including the advancement of our eagerly-anticipated development pipeline and capitalizing on our revenue-driven opportunities and synergies, all while maintaining a deep focus on efficiency."

"We remain confident that we are positioning our business for a significant inflection point in fiscal 2025, which we believe will include new record levels of operating performance. We would like to thank all of our stakeholders for their continued support, and we look forward to delivering on this exciting next chapter."

First Quarter Fiscal 2024 Financial and Operational Highlights

•Total Net Bookings* grew 20% to $1.20 billion, as compared to $1.00 billion during last year’s fiscal first quarter.
◦Net Bookings from recurrent consumer spending** grew 38% and accounted for 84% of total Net Bookings.
◦The largest contributors to Net Bookings were NBA® 2K23, Grand Theft Auto® Online and Grand Theft Auto V, our hyper-casual mobile portfolio, Empires & Puzzles™, Toon Blast™, Merge Dragons!™, Words With Friends™, Red Dead Redemption® 2 and Red Dead Online, and Toy Blast™.

•GAAP net revenue increased 17% to $1.28 billion, as compared to $1.10 billion in last year’s fiscal first quarter.
◦Recurrent consumer spending** increased 29% and accounted for 83% of total GAAP net revenue.
◦The largest contributors to GAAP net revenue were NBA 2K23, Grand Theft Auto Online and Grand Theft Auto V, our hyper-casual mobile portfolio, Toon Blast, Empires & Puzzles, Merge Dragons!, Red Dead Redemption 2 and Red Dead Online, Words With Friends, and Toy Blast.

•GAAP net loss was $206.0 million, or $1.22 per share, as compared to $104.0 million, or $0.76 per share, for the comparable period last year.

•Our results included impairment charges of $18.2 million related to capitalized software development costs.

* Net Bookings is our operational metric and defined as the net amount of products and services sold digitally or sold-in physically during the period, and includes licensing fees, merchandise, in-game advertising, strategy guides and publisher incentives.
** Recurrent consumer spending is generated from ongoing consumer engagement and includes virtual currency, add-on content, in-game purchases and in-game advertising.

First Quarter Fiscal 2024 Financial Results

The following data is used internally by the Company’s management and Board of Directors to adjust the Company’s GAAP and Non-GAAP financial results in order to facilitate comparison of its operating performance between periods and to better understand its core business and future outlook:

	Three Months Ended June 30, 2023
		Financial Data
in millions	Statement of Operations	Change in deferred net revenue and related cost of revenue	Stock-based compensation	Amortization of acquired intangibles	Business acquisition	Other (1)
GAAP
Total net revenue	$1,284.7	(83.2)
Cost of revenue	605.5	(6.8)	(6.7)	(186.9)	10.0
Gross profit	679.2	(76.4)	6.7	186.9
Operating expenses	883.5		(72.0)	(62.4)	(27.2)	(7.2)
(Loss) income from operations	(204.3)	(76.4)	78.7	249.3	17.2	7.2
Interest and other, net	(25.4)	0.6			(4.6)	13.8
(Loss) gain on fair value adjustments, net	0.8				1.5	(2.3)
(Loss) income before income taxes	(228.9)	(75.8)	78.7	249.3	14.1	18.7

Non-GAAP
EBITDA	64.5	(76.4)	78.7		17.2	21.0

Note: For management reporting purposes, the table above assumes a management tax rate of 18% and a fully diluted share count of 171.4 million in order to calculate net income per diluted share.

(1) Other includes adjustments for (i) the revaluation of the Turkish Lira against the U.S. Dollar, (ii) business reorganization expenses, and (iii) a net gain on fair value adjustments related to certain equity investments.

Outlook for Fiscal 2024

Take-Two is revising its outlook for the fiscal year ending March 31, 2024 and is providing its initial outlook for its fiscal second quarter ending September 30, 2023:

Fiscal Year Ending March 31, 2024

The Company is also providing selected data, which is used internally by its management and Board of Directors to adjust the Company’s GAAP and Non-GAAP financial outlook in order to facilitate comparison of its operating performance between periods and to better understand its core business and future outlook:

	Fiscal Year Ending March 31, 2024
		Financial Data
$ in millions except for per share amounts	Outlook (1)	Change in deferred net revenue and related cost of revenue	Stock-based compensation	Amortization of acquired intangibles	Business acquisition and other (1)
GAAP
Total net revenue	$5,370 to $5,470	$80
Cost of revenue	$2,521 to $2,548	$17	$(18)	$(744)	$10
Operating expenses	$3,383 to $3,403		$(303)	$(115)	$(35)
Interest and other, net	$119				$(14)
(Loss) income before income taxes	$(653) to $(600)	$63	$321	$859	$39
Net loss	$(545) to $(501)
Net loss per share	$(3.20) to $(2.95)
Net cash provided by operating activities	approximately $90
Capital expenditures	approximately $180

Non-GAAP
EBITDA	$413 to $466	$63	$321		$25
Adjusted Unrestricted Operating Cash Flow	approximately $100

Operational metric
Net Bookings	$5,450 to $5,550

•Management reporting tax rate anticipated to be 18%
•Share count used to calculate GAAP net loss per share is expected to be 170.0 million
•Share count used to calculate management reporting diluted net income per share is expected to be 171.9 million

(1) Other includes adjustments for (i) the revaluation of the Turkish Lira against the U.S. Dollar, (ii) business reorganization expenses, and (iii) a net gain on fair value adjustments related to certain equity investments.

Second Quarter Ending September 30, 2023

The Company is also providing selected data, which is used internally by its management and Board of Directors to adjust the Company’s GAAP and Non-GAAP financial outlook in order to facilitate comparison of its operating performance between periods and to better understand its core business and future outlook:

	Three Months Ending September 30, 2023
		Financial Data
$ in millions except for per share amounts	Outlook (1)	Change in deferred net revenue and related cost of revenue	Stock-based compensation	Amortization of intangible assets	Business acquisition
GAAP
Total net revenue	$1,260 to $1,310	$140
Cost of revenue	$630 to $649	$16	$(4)	$(186)
Operating expenses	$811 to $821		$(78)	$(18)
Interest and other, net	$32				$(1)
(Loss) income before income taxes	$(213) to $(192)	$124	$82	$204	$1
Net loss	$(170) to $(153)
Net loss per share	$(1.00) to $(0.90)

Non-GAAP
EBITDA	$43 to $64	$124	$82

Operational metric
Net Bookings	$1,400 to $1,450

•Management reporting tax rate anticipated to be 18%
•Share count used to calculate GAAP net loss per share is expected to be 169.9 million
•Share count used to calculate management reporting diluted net income per share is expected to be 171.7 million

1)The individual components of the financial outlook may not foot to the totals, as the Company does not expect actual results for every component to be at the low end or high end of the outlook range simultaneously.

Key assumptions and dependencies underlying the Company’s outlook include: a continuation of the current economic backdrop; the timely delivery of the titles included in this financial outlook; continued growth in the installed base of PlayStation 5 and Xbox Series X|S, as well as engagement on Xbox One and PlayStation 4; the ability to develop and publish products that capture market share for these current generation systems while also leveraging opportunities on PC, mobile and other platforms; factors affecting our performance on mobile, such as player acquisition costs; our ongoing focus on our live services portfolio and new game pipeline; and stable foreign exchange rates. See also “Cautionary Note Regarding Forward Looking Statements” below.

Product Releases

The following have been released since April 1, 2023:

Label	Product	Platforms	Release Date
2K	Marvel's Midnight Suns	PS4, Xbox One	May 11, 2023
2K	LEGO 2K Drive	PS4, PS5 Xbox One, Xbox Series X|S, PC, Switch	May 19, 2023
Private Division	After Us	PS5, Xbox Series X|S, PC	May 23, 2023
Rockstar Games	San Andreas Mercenaries Summer Update	PS4, PS5 Xbox One, Xbox Series X|S, PC	June 13, 2023

Take-Two's future lineup announced to-date includes:

Label	Product	Platforms	Release Date
Rockstar Games	Red Dead Redemption and Undead Nightmare	PS4, Switch	August 17, 2023
2K	NBA 2K24	PS4, PS5 Xbox One, Xbox Series X|S, PC, Switch	September 8, 2023
Private Division	Penny's Big Breakaway	PS5, Xbox Series X|S, PC, Switch	Early Calendar 2024
Zynga	Star Wars Hunters	iOS, Android, Switch	Fiscal 2024
Zynga	Top Troops	iOS, Android	Fiscal 2024
2K	WWE 2K24	TBA	Fiscal 2024
Ghost Story Games	Judas	PS5, Xbox Series X|S, PC	TBA
Rockstar Games	Grand Theft Auto: The Trilogy - The Definitive Edition	iOS, Android	TBA

Conference Call

Take-Two will host a conference call today at 4:30 p.m. Eastern Time to review these results and discuss other topics. The call can be accessed by dialing (877) 407-0984 or (201) 689-8577. A live listen-only webcast of the call will be available by visiting http://ir.take2games.com and a replay will be available following the call at the same location.

Non-GAAP Financial Measures

In addition to reporting financial results in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses Non-GAAP measures of financial performance: Adjusted Unrestricted Operating Cash Flow, which is defined as GAAP net cash from operating activities, adjusted for changes in restricted cash, and EBITDA, which is defined as GAAP net income (loss) excluding interest income (expense), provision for (benefit from) income taxes, depreciation expense, and amortization and impairment of acquired intangibles.

The Company’s management believes it is important to consider Adjusted Unrestricted Operating Cash Flow, in addition to net cash from operating activities, as it provides more transparency into current business trends without regard to the timing of payments from restricted cash, which is primarily related to a dedicated account limited to the payment of certain internal royalty obligations.

The Company’s management believes it is important to consider EBITDA, in addition to net income, as it removes the effect of certain non-cash expenses, debt-related charges, and income taxes. Management believes that, when considered together with reported amounts, EBITDA is useful to investors and management in understanding the Company’s ongoing operations and in analysis of ongoing operating trends and provides useful additional information relating to the Company’s operations and financial condition.

These Non-GAAP financial measures are not intended to be considered in isolation from, as a substitute for, or superior to, GAAP results. These Non-GAAP financial measures may be different from similarly titled measures used by other companies. In the future, Take-Two may also consider whether other items should also be excluded in calculating these Non-GAAP financial measures used by the Company. Management believes that the presentation of these Non-GAAP financial measures provides investors with additional useful information to measure Take-Two's financial and operating performance. In particular, these measures facilitate comparison of our operating performance between periods and may help investors to understand better the operating results of Take-Two. Internally, management uses these Non-GAAP financial measures in assessing the Company's operating results and in planning and forecasting. A reconciliation of these Non-GAAP financial measures to the most comparable GAAP measure is contained in the financial tables to this press release.

Final Results

The financial results discussed herein are presented on a preliminary basis; final data will be included in Take-Two’s Quarterly Report on Form 10−Q for the period ended June 30, 2023.

About Take-Two Interactive Software

Headquartered in New York City, Take-Two Interactive Software, Inc. is a leading developer, publisher, and marketer of interactive entertainment for consumers around the globe. We develop and publish products principally through Rockstar Games, 2K,

Private Division, and Zynga. Our products are designed for console gaming systems, PC, and mobile, including smartphones and tablets. We deliver our products through physical retail, digital download, online platforms, and cloud streaming services. The Company’s common stock is publicly traded on NASDAQ under the symbol TTWO. For more corporate and product information please visit our website at http://www.take2games.com.

All trademarks and copyrights contained herein are the property of their respective holders.
Cautionary Note Regarding Forward-Looking Statements
The statements contained herein, which are not historical facts, are considered forward-looking statements under federal securities laws and may be identified by words such as "anticipates," "believes," "estimates," "expects," "intends," "plans," "potential," "predicts," "projects," "seeks," “should,” "will," or words of similar meaning and include, but are not limited to, statements regarding the outlook for the Company's future business and financial performance. Such forward-looking statements are based on the current beliefs of our management as well as assumptions made by and information currently available to them, which are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Actual outcomes and results may vary materially from these forward-looking statements based on a variety of risks and uncertainties including: risks relating to our combination with Zynga, such as the ability of the Company to retain key personnel; the risks of conducting business internationally; the impact of changes in interest rates by the Federal Reserve and other central banks, including on our short-term investment portfolio; the impact of inflation; volatility in foreign currency exchange rates; our dependence on key management and product development personnel; our dependence on our NBA 2K and Grand Theft Auto products and our ability to develop other hit titles; our ability to leverage opportunities on PlayStation®5 and Xbox Series X|S; factors affecting our mobile business, such as player acquisition costs; the timely release and significant market acceptance of our games; and the ability to maintain acceptable pricing levels on our games.
Other important factors and information are contained in the Company's most recent Annual Report on Form 10-K, including the risks summarized in the section entitled "Risk Factors," the Company’s most recent Quarterly Report on Form 10-Q, and the Company's other periodic filings with the SEC, which can be accessed at www.take2games.com. All forward-looking statements are qualified by these cautionary statements and apply only as of the date they are made. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

TAKE-TWO INTERACTIVE SOFTWARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(in millions, except per share amounts)

	Three Months Ended June 30,
	2023	2022
Net revenue:
Game	$1,096.1	$1,019.2
Advertising	188.6	83.2
Total net revenue	1,284.7	1,102.4
Cost of revenue:
Game intangibles	186.9	96.3
Product costs	178.9	116.9
Software development costs and royalties	115.7	68.8
Internal royalties	72.6	93.4
Licenses	51.4	60.3
Total cost of revenue	605.5	435.7
Gross profit	679.2	666.7
Selling and marketing	400.9	272.1
Research and development	244.0	172.6
General and administrative	198.2	237.1
Depreciation and amortization	40.4	22.3
Total operating expenses	883.5	704.1
Loss from operations	(204.3)	(37.4)
Interest and other, net	(25.4)	(29.3)
Gain (loss) on fair value adjustments, net	0.8	(39.6)
Loss before income taxes	(228.9)	(106.3)
Benefit from income taxes	22.9	2.3
Net loss	$(206.0)	$(104.0)

Loss per share:
Basic and diluted loss per share	$(1.22)	$(0.76)
Weighted average shares outstanding
Basic	169.4	136.5

TAKE-TWO INTERACTIVE SOFTWARE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions, except per share amounts)
	June 30, 2023	March 31, 2023
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$775.8	$827.4
Short-term investments	109.2	187.0
Restricted cash and cash equivalents	381.3	307.6
Accounts receivable, net of allowances of $1.2 and $1.3 at June 30, 2023 and March 31, 2023, respectively	622.2	763.2
Software development costs and licenses	34.4	65.9
Contract assets	79.9	79.9
Prepaid expenses and other	252.2	277.1
Total current assets	2,255.0	2,508.1
Fixed assets, net	405.9	402.8
Right-of-use assets	291.7	282.7
Software development costs and licenses, net of current portion	1,189.0	1,072.2
Goodwill	6,769.3	6,767.1
Other intangibles, net	4,206.7	4,453.2
Deferred tax assets	38.1	44.8
Long-term restricted cash and cash equivalents	103.6	99.6
Other assets	266.0	231.6
Total assets	$15,525.3	$15,862.1
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$127.5	$140.1
Accrued expenses and other current liabilities	1,186.3	1,225.7
Deferred revenue	991.5	1,078.8
Lease liabilities	60.6	60.2
Short-term debt, net	372.1	1,346.8
Total current liabilities	2,738.0	3,851.6
Long-term debt, net	2,704.7	1,733.0
Non-current deferred revenue	35.5	35.5
Non-current lease liabilities	354.7	347.0
Non-current software development royalties	98.8	110.2
Deferred tax liabilities, net	422.0	534.0
Other long-term liabilities	231.4	208.3
Total liabilities	$6,585.1	$6,819.6
Commitments and contingencies (See Note 11)
Stockholders' equity:
Preferred stock, $0.01 par value, 5.0 shares authorized; no shares issued and outstanding at June 30, 2023 and March 31, 2023	—	—
Common stock, $0.01 par value, 300.0 and 300.0 shares authorized; 193.5 and 192.6 shares issued and 169.8 and 168.9 outstanding at June 30, 2023 and March 31, 2023, respectively	1.9	1.9
Additional paid-in capital	9,087.0	9,010.2
Treasury stock, at cost; 23.7 and 23.7 common shares at June 30, 2023 and March 31, 2023, respectively	(1,020.6)	(1,020.6)
Retained earnings	958.3	1,164.3
Accumulated other comprehensive loss	(86.4)	(113.3)
Total stockholders' equity	$8,940.2	$9,042.5
Total liabilities and stockholders' equity	$15,525.3	$15,862.1

TAKE-TWO INTERACTIVE SOFTWARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(in millions)

	Three Months Ended June 30,
	2023	2022
Operating activities:
Net loss	$(206.0)	$(104.0)
Adjustments to reconcile net loss to net cash provided by operating activities:
Amortization and impairment of software development costs and licenses	69.0	47.5
Stock-based compensation	78.7	43.9
Noncash lease expense	15.0	11.4
Amortization of intellectual property	249.6	117.6
Depreciation	31.5	17.5
Interest expense	36.8	29.3
(Gain)/loss on debt extinguishment	(7.0)	—
Fair value adjustments	(0.8)	39.6
Other, net	15.7	(25.0)
Changes in assets and liabilities, net of effect from purchases of businesses:
Accounts receivable	141.3	214.9
Software development costs and licenses	(125.2)	(83.6)
Prepaid expenses and other current and other non-current assets	(14.4)	(67.6)
Deferred revenue	(87.4)	(159.5)
Accounts payable, accrued expenses and other liabilities	(191.8)	18.8
Net cash provided by operating activities	5.0	100.8
Investing activities:
Change in bank time deposits	0.8	125.6
Sale and maturities of available-for-sale securities	78.0	242.8
Purchases of fixed assets	(31.5)	(42.5)
Purchases of long-term investments	(5.0)	(5.1)
Business acquisitions	(1.6)	(3,128.1)
Other	(2.6)	—
Net cash provided by (used in) investing activities	38.1	(2,807.3)
Financing activities:
Tax payment related to net share settlements on restricted stock awards	(41.3)	(53.9)
Issuance of common stock	18.8	11.4
Payment for settlement of convertible notes	—	(1,166.8)
Proceeds from issuance of debt	999.3	3,248.9
Cost of debt	(7.5)	(22.6)
Repayment of debt	(989.6)	—
Payment of contingent earn-out consideration	(0.5)	—
Net cash (used in) provided by financing activities	(20.8)	2,017.0
Effects of foreign currency exchange rates on cash, cash equivalents, and restricted cash and cash equivalents	3.8	(14.7)
Net change in cash, cash equivalents, and restricted cash and cash equivalents	26.1	(704.2)
Cash, cash equivalents, and restricted cash and cash equivalents, beginning of year (1)	1,234.6	2,195.3
Cash, cash equivalents, and restricted cash and cash equivalents, end of period (1)	$1,260.7	$1,491.1

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES
Net Revenue and Net Bookings by Geographic Region, Distribution Channel, and Platform
(in millions)

	Three Months Ended June 30, 2023		Three Months Ended June 30, 2022
	Amount	% of total	Amount	% of total
Net revenue by geographic region
United States	$803.9	63%	$682.9	62%
International	480.8	37%	419.5	38%
Total Net revenue	$1,284.7	100%	$1,102.4	100%

Net Bookings by geographic region
United States	$726.2	60%	$622.8	62%
International	475.3	40%	379.7	38%
Total Net Bookings	$1,201.5	100%	$1,002.5	100%

	Three Months Ended June 30, 2023		Three Months Ended June 30, 2022
	Amount	% of total	Amount	% of total
Net revenue by distribution channel
Digital online	$1,240.0	97%	$1,037.8	94%
Physical retail and other	44.7	3%	64.6	6%
Total Net revenue	$1,284.7	100%	$1,102.4	100%

Net Bookings by distribution channel
Digital online	$1,165.8	97%	$956.0	95%
Physical retail and other	35.7	3%	46.5	5%
Total Net Bookings	$1,201.5	100%	$1,002.5	100%

	Three Months Ended June 30, 2023		Three Months Ended June 30, 2022
	Amount	% of total	Amount	% of total
Net revenue by platform
Mobile	$680.0	53%	$369.6	34%
Console	504.3	39%	607.2	55%
PC and other	100.4	8%	125.6	11%
Total Net revenue	$1,284.7	100%	$1,102.4	100%

Net Bookings by platform
Mobile	$689.6	57%	$369.7	37%
Console	419.2	35%	503.8	50%
PC and other	92.7	8%	129.0	13%
Total Net Bookings	$1,201.5	100.0%	$1,002.5	100%

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES
ADDITIONAL DATA
(in millions)

Three Months Ended June 30, 2023	Net revenue	Cost of revenue- Game intangibles	Cost of revenue- Product costs	Cost of revenue- Software development costs and royalties	Cost of revenue- Internal royalties	Cost of revenue- Licenses
As reported	$1,284.7	$186.9	$178.9	$115.7	$72.6	$51.4
Net effect from deferred revenue and related cost of revenue	(83.2)		(2.2)	(5.2)		0.6
Stock-based compensation				(6.7)
Amortization and impairment of acquired intangibles		(186.9)
Acquisition related expenses						10.0

Three Months Ended June 30, 2023	Selling and marketing	Research and development	General and administrative	Depreciation and amortization	Interest and other, net	Gain (loss) on fair value adjustments, net
As reported	$400.9	$244.0	$198.2	$40.4	$(25.4)	$0.8
Net effect from deferred revenue and related cost of revenue					0.6
Stock-based compensation	(24.3)	(23.6)	(24.1)
Amortization and impairment of acquired intangibles	(46.3)	(7.2)		(8.9)
Acquisition related expenses	(0.2)	(1.7)	(25.3)		(4.6)	1.5
Other	(1.4)	(5.4)	(0.4)		13.8	(2.3)

Three Months Ended June 30, 2022	Net revenue	Cost of revenue -Game intangibles	Cost of revenue - Product costs	Cost of revenue- Software development costs and royalties	Cost of revenue- Internal royalties	Cost of revenue- Licenses
As reported	$1,102.4	$96.3	$116.9	$68.8	$93.4	$60.3
Net effect from deferred revenue and related cost of revenue	(99.9)		(3.4)	1.5
Stock-based compensation				33.4
Amortization and impairment of acquired intangibles		(96.3)

Three Months Ended June 30, 2022	Selling and marketing	Research and development	General and administrative	Depreciation and amortization	Interest and other, net	Gain (loss) on fair value adjustments, net
As reported	$272.1	$172.6	$237.1	$22.3	$(29.3)	$(39.6)
Net effect from deferred revenue and related cost of revenue					1.6
Stock-based compensation	(35.7)	(21.1)	(20.5)
Amortization and impairment of acquired intangibles	(14.9)			(5.1)
Acquisition related expenses	(5.4)	(9.4)	(101.7)
Gain on fair value adjustments, net						39.6

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURE
(in millions)

	Three Months Ended June 30,
	2023	2022
Net cash from operating activities	$5.0	$100.8
Net change in Restricted cash (1)	(78.8)	(115.2)
Adjusted Unrestricted Operating Cash Flow	$(73.8)	$(14.4)

	Three Months Ended June 30,
	2023	2022
Restricted cash beginning of period	$407.2	$463.3
Restricted cash end of period	484.9	643.7
Restricted cash related to acquisitions	1.1	(65.2)
(1) Net change in Restricted cash	$(78.8)	$(115.2)

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURE
(in millions)
	Three Months Ended June 30,
	2023	2022
Net loss	$(206.0)	$(104.0)
Benefit from income taxes	(22.9)	(2.3)
Interest expense (income)	12.6	24.8
Depreciation and amortization	40.4	22.3
Amortization of acquired intangibles	240.4	111.4
EBITDA	$64.5	$52.2

Outlook
Fiscal Year Ending March 31, 2024
Net loss	$(545) to $(501)
Benefit from income taxes	$(108) to $(99)
Interest expense	$98
Depreciation	$109
Amortization of acquired intangibles	$859
EBITDA	$413 to $466

Outlook
Three Months Ended September 30, 2023
Net loss	$(170) to $(153)
Benefit from income taxes	$(43) to $(39)
Interest expense	$28
Depreciation	$25
Amortization of acquired intangibles	$203
EBITDA	$43 to $64